UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2008
CITIZENS FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

525 Water Street, Port Huron, Michigan		48060
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Citizens First Bancorp, Inc. (the “Company”) announced on July 10, 2008 that its board of directors has appointed Timothy Blazejewski as the Company’s Chief Accounting Officer. Mr. Blazejewski, 44, joined Citizens in April of 2008, and his appointment as Chief Accounting Officer was approved by the board of directors on May 22, 2008. As Chief Accounting Officer for Citizens, Mr. Blazejewski will be responsible for management of accruals of revenue and expenses, and for management of treasury related activities, and liquidity analyses. A press release announcing this appointment is furnished herewith as Exhibit No. 99.
     Mr. Blazejewski has over 19 years of management experience in the financial institutions industry. He held several management positions with Republic Bancorp Inc. from 1988 until its acquisition by Citizens Banking Corp. in 2007. As Republic’s Chief Investment Officer from 1988 through 2007, Mr. Blazejewski researched, analyzed and consulted with executive management on fixed income investments and other earning asset and interest bearing liability needs. He was responsible for proposing and executing fixed income investment transactions within the bank affiliate’s $1.2 billion investment portfolio. He negotiated, contracted and oversaw portfolio loan sales in order to mitigate interest rate risk and credit risk inherent in the financial statements. He also carried out management responsibility for Republic’s ongoing stock repurchase program. After the acquisition of Republic in 2007, Mr. Blazejewski served as Chief Financial Officer of HomeBanc, a nationally chartered, full service, de novo, commercial bank, from September of 2007 until joining the Company in April of 2008. Neither Republic Bancorp or HomeBanc is an affiliate of the Company.
     Mr. Blazejewski is currently employed by the Company on an “at-will” basis. Principal components of his current employment arrangement with the Company include an annual base salary of $105,000 and an option award, subject to certain vesting provisions, for the purchase of 3,000 shares of common stock under the Company’s Stock Based Incentive Plan. Mr. Blazejewski is also eligible to participate in the Company’s cash incentive award program, which provides for discretionary cash bonuses based upon the achievement of individual goals, department goals and the overall performance of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

99	Press Release dated July 10, 2008 announcing the appointment of Timothy Blazejewski as the Company’s Chief Accounting Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

CITIZENS FIRST BANCORP, INC.
Date: July 10, 2008	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99	Press Release dated July 10, 2008 announcing the appointment of Timothy Blazejewski as the Company’s Chief Accounting Officer